Exhibit 5.1

Nelson

Mullins

Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA 30363 Tel: 404.322.6000 Fax: 404.322.6050 www.nelsonmullins.com

September 8, 2015

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Registration Statement on Form S-4 for Fidelity National Information Services, Inc.

Ladies and Gentlemen:

We have acted as Georgia counsel for Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), in connection with a registration statement on Form S-4 (the “Registration Statement”) to be filed by FIS on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 44,664,299 shares (the “Shares”) of FIS’s common stock, par value $0.01 per share, in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 12, 2015, by and among SunGard, a Delaware corporation (“SunGard”), SunGard Capital Corp. II, a Delaware corporation and wholly owned subsidiary of SunGard, FIS and certain wholly owned subsidiaries of FIS, pursuant to which FIS will acquire SunGard, on the terms and subject to the conditions set forth in the Merger Agreement.

As such counsel, and as a basis for the opinion hereinafter set forth, we have examined and are familiar with (a) the Merger Agreement; (b) the articles of incorporation and bylaws of FIS (each as amended to date); (c) the Registration Statement; and (d) resolutions of the directors of FIS. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of FIS and such other documents and records as we have deemed necessary for purposes of this opinion letter.

We have relied on statements and representations of officers of FIS and other representatives of FIS and its agents. Other than as stated in this opinion letter, we have not independently established or verified any facts relevant to the opinion expressed herein. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons.

With offices in the District of Columbia, Florida, Georgia, Massachusetts, New York, North Carolina, South Carolina, Tennessee and West Virginia

Fidelity National Information Services, Inc.

September 8, 2015

We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding paragraph was given and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosure necessary to prevent such information from being misleading. We have also assumed that the Shares will be issued in connection with the Mergers (as such term is defined in the Merger Agreement) as described in the Registration Statement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based, as to matters of law, solely on the Georgia Business Corporation Code and judicial interpretations of such law. We express no opinion herein as to any other laws, statutes, regulations or ordinances. Without limiting the generality of the foregoing, we give no opinion as to any federal securities laws or any state securities laws.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that the Shares to be issued by FIS in the Mergers have been duly authorized and, when issued in accordance with the terms of and as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any amendments or supplements to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated pursuant to the Securities Act.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP